Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Spring Bank Pharmaceuticals Inc. of our report dated August 3, 2015, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, MA

January 4, 2016